Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933

Release No. 9915 / September 17, 2015

SECURITIES EXCHANGE ACT OF 1934
Release No. 75944 / September 17, 2015

ACCOUNTING AND AUDITING ENFORCEMENT

Release No. 3698 / September 17, 2015

ADMINISTRATIVE PROCEEDING
File No. 3-16820

In the Matter of TERRY L. JOHNSON, CPA, Respondent.	ORDER INSTITUTING PUBLIC ADMINISTRATIVE AND CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933, SECTIONS 4C AND 21C OF THE SECURITIES EXCHANGE ACT OF 1934, AND RULE 102(e) OF THE COMMISSION’S RULES OF PRACTICE, MAKING FINDINGS, AND IMPOSING REMEDIAL SANCTIONS AND A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that public administrative and cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”), Sections 4C1 and 21C of the Securities Exchange Act of 1934 (“Exchange Act”), and Rule 102(e)(1)(ii) and (iii) of the

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1 Section 4C provides, in relevant part, that:

The Commission may censure any person, or deny, temporarily or permanently, to any person the privilege of appearing or practicing before the Commission in any way, if that person is found . . . (1) not to possess the requisite qualifications to represent others . . . (2) to be lacking in character or integrity, or to have engaged in unethical or improper professional conduct; or (3) to have willfully violated, or willfully aided and abetted the violation of, any provision of the securities laws or the rules and regulations thereunder.

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Commission’s Rules of Practice against Respondent Terry L. Johnson, CPA (“Johnson” or “Respondent”).2

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over him and the subject matter of these proceedings, which are admitted, and except as provided herein in Section V, Respondent consents to the entry of this Order Making Findings And Imposing Remedial Sanctions Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934, and Rules 102(e) of the Commission’s Rules of Practice and a Cease-and-Desist Order, as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds that:3

A. SUMMARY

1. Respondent, Terry L. Johnson, a Casselberry, Florida-based certified public accountant, who performed highly deficient and fraudulent audits and quarterly reviews of the financial statements of at least eight issuer clients and issued audit reports containing materially false statements on these annual financial statements. These audit reports were included in the issuers’ filings under the Exchange Act or in registration statements under the Securities Act. Specifically, Johnson issued audit reports with unqualified opinions on the December 31, 2012 and 2013 fiscal year-end financial statements included in the Form 10-K annual reports of six clients, including Boreal Water Collection, Inc., Monster Arts, Inc., Primco Management, Inc.,

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2 Rule 102(e)(1)(ii) provides, in pertinent part, that:

The Commission may . . . deny, temporarily or permanently, the privilege of appearing or practicing before it . . . to any person who is found . . . to have engaged in unethical or improper professional conduct.

Rule 102(e)(1)(iii) provides, in pertinent part, that:

The Commission may . . . deny, temporarily or permanently, the privilege of appearing or practicing before it . . . to any person who is found...to have willfully violated, or willfully aided and abetted the violation of any provision of the Federal securities laws or the rules and regulations thereunder.

3 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

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Puissant Industries, Inc., UMED Holdings, Inc., and Valley High Mining Company, and for inclusion in Form S-1 registration statements of two clients, including ADM Endeavors, Inc. and Legendary Ventures Inc. (collectively the “Eight Issuers”).

2. Johnson’s numerous audit deficiencies included, among other things, the failure to obtain engagement quality reviews, properly plan audits, obtain sufficient appropriate audit evidence, and maintain audit documentation. Johnson’s audits were so deficient that they amounted to no audits at all and could not be relied upon as having afforded him with a reasonable basis for his opinions regarding the financial statements that he audited. Moreover, Johnson falsely stated in audit reports that he conducted his audits “in accordance with the standards of the Public Company Accounting Oversight Board [PCAOB],” when, in fact, his conduct of the audits did not conform with and violated numerous PCAOB auditing standards.

3. Johnson also created, or caused to be created, back-dated, artificial audit documentation for certain audit clients, which he produced to the Commission staff in response to document subpoenas as a contemporaneous work paper4. In reality, the work papers did not exist at the time of the actual audits, but were created after Johnson was requested to produce work papers in connection with the Commission staff’s investigation.

B. RESPONDENT

4. Terry L. Johnson, age 56, a resident of Casselberry, Florida operates a self-named sole-proprietorship accounting firm in Casselberry, Florida. Johnson is a Florida-licensed CPA. Johnson’s accounting firm, “Terry L. Johnson, CPA, had its PCAOB registration withdrawn as of July 7, 2015.5 Johnson audited and issued audit reports, purportedly in accordance with PCAOB standards, for the December 31, 2012 and 2013 year-end financial statements of the Eight Issuers.

C. RELEVANT ENTITIES

5. ADM Endeavors, Inc. (“ADM”) is a Nevada corporation with its principal place of business in Bismarck, North Dakota. ADM has common stock registered pursuant to Section 12(g) of the Exchange Act and files periodic reports with the Commission pursuant to Section 13 of the Exchange Act. ADM has filed a Form S-1 registration statement, which became effective on May 14, 2015.

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4 The term “work paper” is used in this memorandum interchangeably with, and has the same meaning as, the term “audit documentation.”

5 On December 17, 2013, Johnson’s accounting firm became a PCAOB-registered firm. On May 14, 2015, Johnson requested the withdrawal of his firm’s PCAOB registration.

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6. Boreal Water Collection, Inc. (“Boreal”) is a Nevada corporation with its principal place of business in Kiamesha Lake, New York. Boreal has common stock registered pursuant to Section 12(g) of the Exchange Act and files periodic reports with the Commission pursuant to Section 13 of the Exchange Act. Boreal’s common stock trades on OTC Link.

7.             Legendary Ventures, Inc. (“Legendary”) is a Nevada corporation with its principal place of business in Mississauga, Ontario, Canada. Legendary has filed a Form S-1 registration statement that is currently being reviewed by the Division of Corporation Finance.

8.             Monster Arts, Inc. (“Monster”) is a Nevada corporation with its principal place of business in San Clemente, California. Monster’s common stock is registered pursuant to Section 12(g) and files periodic reports with the Commission pursuant to Section 13 of the Exchange Act. Monster is delinquent in its Exchange Act reporting obligations, having failed to file its Form 10-K for the fiscal year ended December 31, 2014 and Form 10-Q for the quarter ending March 31, 2015. Monster’s common stock trades on OTC Link.

9.             Primco Management, Inc. (“Primco”) is a Delaware corporation with its principal place of business in Seattle, Washington. Primco has common stock registered pursuant to Section 12(g) of the Exchange Act and files periodic reports with the Commission pursuant to Section 13 of the Exchange Act. Primco is delinquent in its Exchange Act reporting obligations, having failed to file its Form 10-Q for the quarter ending March 31, 2015. Primco’s common stock trades on OTC Link.

10.          Puissant Industries, Inc. (“Puissant”) is a Florida corporation with its principal place of business in London, Kentucky. Puissant filed periodic reports with the Commission pursuant to Section 13 and 15(d) of the Exchange Act through December 31, 2014. On December 31, 2014, Puissant filed a Form 15 to terminate or suspend its duty to file reports with the Commission. Puissant’s common stock trades on OTC Link.

11.          UMED Holdings, Inc. (“UMED”) is a Texas corporation with its principal place of business in Fort Worth, Texas. UMED has common stock registered pursuant to Section 12(g) of the Exchange Act and files periodic reports with the Commission pursuant to Section 13 of the Exchange Act. UMED’s common stock trades on OTC Link.

12.          Valley High Mining Company (“Valley High”) is a Nevada corporation with its principal place of business in Silverdale, Washington. Valley High has common stock registered pursuant to Section 12(g) of the Exchange Act and files periodic reports with the Commission pursuant to Section 13 of the Exchange Act. Valley High’s common stock trades on OTC Link.

D. FACTS

13.          Johnson was first registered with the PCAOB on December 17, 2013. Within two months of becoming registered, Johnson acquired eighteen new issuer audit clients. The vast majority of these audit clients were previously audited by an auditor who was censured and barred from being an associated person of a registered public accounting firm by the PCAOB in March 2014. Once the predecessor auditor’s registration was revoked by the PCAOB, Johnson, who had previously worked for the predecessor auditor, became the new auditor for audit clients of the predecessor auditor. Out of the eighteen audit clients, at least two were previously audited by a second predecessor auditor, who was also previously sanctioned by the PCAOB in November 2013. Johnson had no prior experience in serving as an engagement partner for Commission registrants prior to the numerous engagements that he picked up after the predecessor auditors were barred by the PCAOB.

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14. For the audits of the Eight Issuers, Johnson falsely stated that he had conducted his audits in accordance with the standards of the PCAOB. Johnson’s audits were grossly deficient, evidencing numerous and repeated violations of auditing standards and, among other things, lacked audit planning, engagement quality reviews, audit documentation, and sufficient appropriate audit evidence.

1. Failure to Obtain Engagement Quality Reviews

15. PCAOB Auditing Standard No. 7, Engagement Quality Review, requires an engagement quality review (“EQR”) and concurring approval of issuance for each audit engagement and each engagement to review interim financial information. Auditing Standard No. 7, ¶ 1. To maintain objectivity, the engagement quality reviewer should not make decisions on behalf of the engagement team or assume any of the responsibilities of the engagement team. Auditing Standard No. 7, ¶ 7. Johnson repeatedly failed to comply with PCAOB Auditing Standard No. 7.

16. Auditing Standard No. 7 allows firms, including sole practitioners such as Johnson, to engage qualified individuals from outside the firm to serve as the engagement quality reviewer. Auditing Standard No. 7, ¶ 3. Johnson knew that each of his audit engagements required an EQR, but failed to obtain an EQR for the December 31, 2012 and 2013 audits of the financial statements of the Eight Issuers.

17. Johnson also failed to obtain engagement quality reviews of the March 31 and June 30, 2014 quarterly reviews of ADM, Boreal Water, Monster, Primco, Puissant, UMED and Valley High; the March 31, 2014 quarterly review of Legendary.

2. Lack of Audit Work Papers

18. Johnson repeatedly violated PCAOB Auditing Standard No. 3, Audit Documentation, which requires that audit documentation contain sufficient information to enable an experienced auditor, having no previous connection with the engagement (a) to understand the nature, timing, extent, and results of the procedures performed, evidence obtained, and conclusions reached, and (b) to determine who performed the work and the date such work was completed. Auditing Standard No. 3, ¶ 6, Audit Documentation. If, after the documentation completion date, an auditor becomes aware, as a result of a lack of documentation or otherwise, that audit procedures may not have been performed, evidence may not have been obtained, or appropriate conclusions may not have been reached, the auditor must determine, and if so demonstrate that, sufficient procedures were performed, sufficient evidence was obtained, and appropriate conclusions were reached with respect to the relevant financial statement assertions. To accomplish this, the auditor must have persuasive other evidence, and oral explanations alone does not constitute persuasive other evidence. Auditing Standard No. 3, ¶ 9, Audit Documentation.

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19. Johnson’s audit work papers related to the December 31, 2012 and 2013 year-end audits of the Eight Issuers were grossly deficient. The audits consistently failed to include evidence of the procedures performed, evidence obtained, and conclusions reached with respect to relevant financial statement assertions.

a. 2012 Audits

20. Johnson was engaged to perform a re-audit of the December 31, 2012 year-end financial statements of six audit clients, including, ADM, Boreal, Legendary, Monster, Puissant, and UMED, as a result of the PCAOB revoking the registration of the predecessor auditor. Johnson was required to take full responsibility for the 2012 audits and perform his own audit work that provided a basis for his opinion on the financial statements.6 Johnson, however, relied on the predecessor auditor’s audit work to afford a basis for his 2012 audit opinions, without performing an independent audit.

21. Johnson’s re-audits of the December 31, 2012 financial statements amounted to no audits at all, and the information he obtained from any review of the predecessor auditor’s work papers was insufficient to afford a basis for expressing an opinion on the financial statements. Significant categories of work papers were either completely absent from the audit file or consisted of a schedule prepared by the client that detailed the particular account balance, but contained no other documentation from Johnson such as the procedures performed, evidence obtained, or conclusions reached. For example, virtually no work papers existed for the Boreal and Puissant audits. The majority of work papers for the Monster audit only contained a notation from Johnson indicating that he “traced to w/p in prior auditor file, reviewed procedures.”

22. Johnson’s 2012 audits of Primco and Valley High (which were not audited by the predecessor auditor), were lacking in work paper documentation, evidence obtained, or evidence that he performed audit procedures to reach conclusions with respect to the relevant financial statement assertions.

b. 2013 Audits

23. Johnson’s audit work papers related to the December 31, 2013 year-end audits of the Eight Issuers were grossly deficient. The audits failed to include evidence of the procedures performed, evidence obtained, and conclusions reached with respect to relevant financial statement assertions. For example, for all Eight Issuers, Johnson’s files contained no work papers related to significant categories of financial statement line items and transactions including cost of sales, operating expenses, and equity transactions.

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6 If the successor auditor accepts the re-audit engagement, he or she may consider the information obtained from inquiries of the predecessor auditor and review of the predecessor auditor's report and working papers in planning the re-audit. However, the information obtained from those inquiries and any review of the predecessor auditor's report and working papers is not sufficient to afford a basis for expressing an opinion. The nature, timing, and extent of the audit work performed and the conclusions reached in the re-audit are solely the responsibility of the successor auditor performing the re-audit. AU 315 ¶ 15, Communication Between Predecessor and Successor Auditors. The successor auditor should plan and perform the re-audit in accordance with PCAOB standards. AU 315 ¶ 16.

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c. Financial Statements and Other Information

24.            In his audits of the December 31, 2012 and 2013 year-end financial statements of the Eight Issuers, Johnson failed to include work papers that demonstrated that he reconciled underlying accounting records to the issuers’ financial statements.7 No documentation existed evidencing procedures performed to obtain audit evidence for the financial statement footnotes or reconciling the footnotes to supporting documentation. Further, no documentation existed within the audit files evidencing that Johnson read and considered any of the other information in the annual audit reports of Boreal, Monster, Primco, Puissant, UMED and Valley High that were filed with the Commission.8

25.            For the audit of Primco, for example, Johnson had no copy of the issuer’s Form 10-K (or subsequent amended 10-Ks) in his work papers. Primco subsequently restated its Form 10-K because it later came to Johnson’s attention that the issuer “inadvertently” included among other things, approximately $1,496,000 in assets on the balance sheet that should not have been recorded in the company’s books and records. Significantly, as a result of the restatement, certain amounts reflected in Primco’s original tax footnote should have changed in the restated filing but were not. Johnson, however, did not review the tax footnote.

26.            In other instances, for the audits of Puissant, UMED and Valley High, Johnson had a copy of the Commission filing in his work papers which contained no notations or any other evidence that he reviewed the financial statements contained within those filings. Further, for the audits of Monster and Boreal, for example, the work papers included a printout of the issuers’ filings with a header containing the SEC EDGAR internet address, demonstrating that that the filings were printed from the SEC EDGAR website and inserted in the work papers after they were filed with the Commission. Therefore, no evidence existed in the work papers indicating that Johnson reviewed the financial statements or read and considered the other information contained in those documents before they were filed with the Commission.

27.            Two other clients, ADM and Legendary, had filed a series of amended Form S-1s with the Commission. The work papers do not contain evidence that Johnson reviewed the financial statements contained within these filings in order to reconcile them with the underlying accounting records. The ADM work papers merely contained a copy of the last amended Form S-1, but no copies of the previous three amended Form S-1s that included his opinions. The Legendary work papers contained a copy of the first Form S-1 filed, but none of the subsequent amended Form S-1 filings. Legendary’s second amended Form S-1 contained a restatement of previously issued financial statements and the inclusion of the financial statements of an additional interim period, but a copy of which was not included in the work papers.

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7 The auditor’s substantive procedures must include reconciling the financial statements with the underlying accounting records. AS No. 13 ¶ 41, The Auditor’s Responses to the Risks of Material Misstatement.

8 Other information in a document may be relevant to an audit performed by an independent auditor or to the continuing propriety of his report. The auditor's responsibility with respect to information in a document does not extend beyond the financial information identified in his report, and the auditor has no obligation to perform any procedures to corroborate other information contained in a document. However, he should read the other information and consider whether such information, or the manner of its presentation, is materially inconsistent with information, or the manner of its presentation, appearing in the financial statements. AU 550 ¶ 04, Other Information in Documents Containing Audited Financial Statements.

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3. Inappropriate Addition of Documents to Work Papers

28.          PCAOB Auditing Standard No. 3, Audit Documentation requires that prior to the report release date, the auditor must have completed all necessary auditing procedures and obtained sufficient evidence to support the representations in the auditor's report. A complete and final set of audit documentation should be assembled for retention as of a date not more than 45 days after the report release date (documentation completion date). Auditing Standard No. 3, ¶ 15, Audit Documentation. Circumstances may require additions to audit documentation after the report release date. Audit documentation must not be deleted or discarded after the documentation completion date; however, information may be added. Any documentation added must indicate the date the information was added, the name of the person who prepared the additional documentation, and the reason for adding it. Auditing Standard No. 3, ¶ 16, Audit Documentation. Johnson repeatedly failed to comply with PCAOB Auditing Standard No. 3.

29.          Johnson failed to document the addition of several documents to the work papers after the documentation completion date for the Puissant and Primco engagements, as required by Auditing Standard No. 3, Audit Documentation. To the contrary, Johnson, after receiving a request for work papers by Commission staff, engaged in a scheme with several of his audit clients to draft back-dated, fraudulent work papers and create the appearance of having proper contemporaneous work papers.

30.          For the Puissant audit, the report release date for Johnson’s audit of the company’s December 31, 2013 year-end financial statements was April 14, 2014.9 In a September 23, 2014 email from Johnson to the CEO of Puissant, following the staff’s request for documents, Johnson sent a “management inquiries” work paper and a “SAS 99 fraud questionnaire” work paper—critical parts of an audit—and asked “can you get these back to me as soon as possible.” Puissant’s CEO, on that same day, responded “signed documents...” and attached completed copies of the “management inquiries” and “SAS 99 fraud questionnaire” work papers. Johnson sent another email to Puissant’s CEO on September 23, 2014 in which he attached a management representation letter and asked the CEO “can you copy this on to your letter head and sign and date April 12, 2014.”

31.          For the Primco audit, the report release date for Johnson’s audit of Primco’s December 31, 2013 year-end financial statements was April 15, 2014.10 In another September 23, 2014 email from Johnson to the CEO of Primco, Johnson wrote, “Could you please fill out these and get back to me today. I need these for my audit files.” Attached to this email were blank copies of two documents, a “management inquiries” work paper and a “SAS 99 fraud questionnaire” work paper, which were to be completed by Primco’s CEO. In another instance, Primco’s CFO and Johnson worked together to create or alter Johnson’s work papers in connection with responding to the Commission staff’s document requests. An email dated September 17, 2014 from Primco’s CFO to its CEO states “...over the last 10 days we have been in Florida helping Terry [Johnson] with the pcaob review, one of the accounts picked was the 12312013 primco file...so we have been working on this and several other accounts they want to see...unfortunately when the SEC calls everything else comes to a halt...”

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9 No report release date is documented in the work papers. In fact, April 14, 2014 represents the date Puissant’s Form 10-K was filed with the Commission. Johnson’s audit opinion is also dated April 14, 2014.

10 No report release date is documented in the work papers. April 15, 2014 represents the date Primco’s Form 10-K was filed with the Commission.

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4. Lack of Sufficient Appropriate Audit Evidence

32.            Johnson repeatedly violated PCAOB Auditing Standard No. 15, Audit Evidence, which requires that the auditor must plan and perform audit procedures to obtain sufficient appropriate audit evidence to provide a reasonable basis for his or her opinion. Auditing Standard No. 15, ¶ 4, Audit Evidence. Sufficiency is the measure of the quantity of audit evidence. Appropriateness is the measure of the quality of audit evidence, i.e., its relevance and reliability. To be appropriate, audit evidence must be both relevant and reliable in providing support for the conclusions on which the auditor's opinion is based. Auditing Standard No. 15, ¶ 5-6, Audit Evidence. Johnson repeatedly failed to comply with Auditing Standard No. 15.

33.            In those instances which Johnson prepared audit work papers, they were perfunctory and did not contain sufficient and appropriate audit evidence to provide a reasonable basis for his opinions. The lack of sufficient and appropriate audit evidence is pervasive throughout the audits for the Eight Issuers.

a. Valley High – “Mineral Rights”

34.            For the audit of Valley High, Johnson prepared a work paper related to “mineral rights,” the company’s principal asset, representing 80% and 98% of its total assets at December 31, 2013 and 2012, respectively. The mineral rights represented monies paid by Valley High to a newly formed joint venture that was going to operate and develop mineral properties in Peru. In 2013, the joint venture was terminated because Valley High could not access the mining property. Johnson included a note on the relevant work paper stating that “per agreement all payments made by VHMC [Valley High] will be returned one year after y/e 12/31/13.” Johnson, however, failed to obtain any evidence on whether the monies paid by Valley High and included on the balance sheet would be recovered or returned. Further, once the joint venture was terminated, the amounts due to Valley High should have been classified as a receivable due to Valley High. However, Johnson knew that the amount was still misclassified as “mineral rights” in Valley High’s December 31, 2013 financial statements.

35.            In an email dated September 10, 2014 from Johnson to the CEO of Valley High, Johnson stated “Also, I need backup for the mineral rights property at 12/31/13...” and “the mineral rights should have been written off at 12/31/13.”11 This email was sent approximately six months after Valley High’s December 31, 2013 Form 10-K was filed with the Commission. Johnson knew that, by September, Valley High believed that it would not recover the monies and, thus, would have to write-off the amount in the third quarter of 2014. Valley High’s September 30, 2014 Form 10-Q, the company’s most recent filing, however, still included the non-existent asset on its balance sheet.

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11 The email was sent by Johnson to his client shortly after Johnson received the first document request from the Commission staff on August 26, 2014.

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b. UMED Audit - “Tea Farm”

36. In 2012, UMED acquired a tea bush farm located in Hawaii for consideration of 5.5 million restricted shares and $278,000 in cash. At December 31, 2012 and 2013, UMED valued the tea bushes at $750,000, and this item constituted the second largest asset recorded on the books and records of the company. Notwithstanding its significance, only two work papers addressed this transaction, including: (1) a “property, plant and equipment” work paper, which listed the tea bushes as a single line item and included the notation, “traced to original agreement,” next to this line item; and (2) an undated two sentence memo which stated “Traveled to Wood Valley to observe existence of ranch. Attached find pictures of the farm as well as documents that were found online regarding the farm.” The audit evidence Johnson obtained with respect to financial statement assertions associated with this asset was wholly inadequate and do not indicate that Johnson did any inspection of or confirmation of the existence of the tea farm, its tea bushes, facilities and equipment.

c. Multiple Issuers -- Derivative Liability

37.            For the Monster, Primco and Valley High engagements, Johnson failed to obtain “sufficient appropriate” evidence concerning the recording of “derivative liabilities,” which generally arise when certain features of convertible debt are required to be accounted for separately as a derivative financial instrument. Johnson performed no analyses to determine whether the issuers’ convertible notes, including the potential for recording a related derivative liability, were appropriately accounted for under Generally Accepted Accounting Principles (“GAAP”). Nor did Johnson obtain evidence to determine whether the derivative liabilities were valued correctly or should have even been recorded in the first place.

38.            Monster, for example, recorded an implausibly large derivative liability in the amount of $21,876,947 on its December 31, 2013 balance sheet that pertained to only $261,000 in outstanding convertible notes. The derivative liability work papers contained implausible assumptions, including, for example, a risk-free rate, used to calculate the derivative liability.12 During the relevant time, the risk-free rate would have been less than 1%, but the rate documented in the work papers and used in calculating the liability was 10%. Had Johnson reviewed the company’s footnotes, he would have noted the company disclosed that it was using risk-free rates of less than 1% in its calculations for valuing stock options. Johnson testified that he did not understand the risk-free rate assumption used to value the derivative. Thus, the audit evidence Johnson obtained with respect to financial statement assertions associated with these liabilities was completely deficient.

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12 The risk-free rate generally represents the discount rate on short term U.S. Government Treasury Bills.

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d. Multiple Issuers – Revenue

39.          Johnson consistently failed to obtain sufficient appropriate audit evidence with respect to his audits of the revenue reported by various issuers. In the Monster 2013 year-end audit, for example, Johnson did not test revenue because it was “under materiality” even though it was above the materiality threshold Johnson had calculated for that audit and was in fact material.13

40.          For the UMED audit, revenue “testing” consisted of Johnson including a notation next to the revenue balance on the income statement simply stating that revenue recorded was the result of the purchase of another entity. The only procedure Johnson performed with respect to revenue was to trace a sample of individual sales transactions to an “invoice,” “contract” or “customer file.” The work papers did not provide any information pertaining to how the sample was determined or the basis for selecting items to “test.” In addition, the work papers did not provide any details concerning the invoice, contract or file that was examined. Johnson did not obtain sufficient appropriate evidence pertaining to whether fundamental revenue recognition criteria had been met. Further, Johnson did not test whether the sales were realized or recorded in the appropriate period.

41.          For all Eight Issuers, Johnson glossed over the audit testing of revenue and failed to obtain sufficient appropriate evidence that reported sales did in fact occur. The grossly deficient audits of revenue combined with the non-existent audits of cost of sales and operating expenses, resulted in essentially “non-audits” of the Eight Issuers income statements. Accordingly, based on the foregoing, Johnson failed to comply with PCAOB Auditing Standard No. 15 for the audits of the Eight Issuers.

5. Failure to Properly Plan Audits

42.          Johnson repeatedly violated PCAOB Auditing Standard No. 9, Audit Planning, which requires that planning the audit includes establishing the overall audit strategy for the engagement and developing an audit plan, which includes, in particular, planned risk assessment procedures and planned responses to the risks of material misstatement. Auditing Standard No. 9, ¶ 5, Audit Planning. The auditor should develop and document an audit plan that includes a description of: the planned nature, timing, and extent of the risk assessment procedures; the planned nature, timing, and extent of tests of controls and substantive procedures; and other planned audit procedures required to be performed so that the engagement complies with PCAOB standards. Auditing Standard No. 9, ¶ 10, Audit Planning. The purpose and objective of planning the audit are the same for an initial audit or a recurring audit engagement. However, for an initial audit, the auditor should determine the additional planning activities necessary to establish an appropriate audit strategy and audit plan, including determining the audit procedures necessary to obtain sufficient appropriate audit evidence regarding the opening balances. Auditing Standard No. 9, ¶ 19, Audit Planning. Johnson’s audits of the financial statements of the Eight Issuers violated PCAOB Auditing Standard No. 9.

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13 2013 revenues amounted to $32,568. The materiality threshold Johnson had calculated for this audit was $25,000.

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43.          The work papers for the Eight Issuers contained the same types of forms, checklists and questionnaires that amounted to nothing more than superficial planning work papers for each audit. The veneer of the audit planning work performed is demonstrated by the fact that the audit planning work papers for four of the issuers contained basic erroneous information that related to other issuers. For example, some of the planning forms contained the names of other clients, names of employees from other issuers and/or references to fiscal years Johnson did not audit. The evidence indicates that Johnson just copied planning documents from one client to another without taking the time to change or delete incorrect information.

44.          Johnson further failed to establish a materiality level for the 2012 year-end audits.14

45.          With the exception of audit clients, Boreal and Primco, Johnson did not meet any employee of the Eight Issuers or visit their offices.

46.          The “SAS 99 audit planning & risk assessment” work paper for the issuers was not completed properly.15 Given that Johnson’s clients were microcap issuers and seven were issued a “going concern” audit opinion, various risk factors were mostly present at each of the Eight Issuers. The following are examples of such factors that Johnson, inexplicably, indicated were not present: (1) recurring operating losses; (2) recurring negative cash flows; (3) need to refinance or obtain additional financing; (4) marginal ability to meet debt obligations; and (5) management’s net worth threatened. Johnson acknowledged his audit failure in this area, testifying, “Yeah, they [risk factors] were present. That [the SAS 99 audit planning & risk assessment] should have been checked yes.”

47.          Further, the planning work papers did not include documentation concerning the planned nature, timing, and extent of substantive procedures and other planned audit procedures required to be performed so that the engagement complies with PCAOB standards. In addition, the work papers did not contain any planning documents concerning the audit procedures necessary to obtain sufficient appropriate audit evidence regarding the opening balances. In fact, Johnson’s audit files contained no audit programs for any account balances.

6. Deficient Interim Reviews

48.          The objective of a review of interim financial information pursuant to AU § 722, Interim Financial Information, is to provide the accountant with a basis for communicating whether he or she is aware of any material modifications that should be made to the interim financial information for it to conform with GAAP. A review consists principally of performing analytical procedures and making inquiries of persons responsible for financial and accounting matters, and does not contemplate (a) tests of accounting records through inspection, observation, or confirmation; (b) tests of controls to evaluate their effectiveness; (c) obtaining corroborating evidence in response to inquiries; or (d) performing certain other procedures ordinarily performed in an audit. AU § 722.07. Johnson’s review of the interim financial information of the Eight Issuers did not meet the standards required of a reviewing accountant by AU § 722.07, Interim Financial Information.

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14 To plan the nature, timing, and extent of audit procedures, the auditor should establish a materiality level for the financial statements as a whole that is appropriate in light of the particular circumstances. AS No. 11, ¶ 6, Consideration of Materiality in Planning and Performing an Audit.

15 This work paper contained a list of factors that might create incentives or pressures for management to commit fraud. In order to help assess the risk of misstatement due to fraud, the auditor indicates whether each stated factor is present at the issuer.

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49.            The accountant should apply analytical procedures to the interim financial information to identify and provide a basis for inquiry about the relationships and individual items that appear to be unusual and that may indicate a material misstatement. Analytical procedures, for the purposes of this section, should include, among other things, comparing the quarterly interim financial information with comparable information for the immediately preceding interim period and the quarterly and year-to-date interim financial information with the corresponding period(s) in the previous year, giving consideration to knowledge about changes in the entity's business and specific transactions. AU §722.16, Interim Financial Information. The auditor should also obtain evidence that the interim financial information agrees or reconciles with the accounting records. AU §722.18, Interim Financial Information.

50.            In each quarterly review work paper file for the Eight Issuers, Johnson included a half page to one page work paper which constituted his “analytical procedures” for that period. In all the quarterly review work papers produced to the staff, no balance sheet accounts were subject to analytical procedures. The analytical procedures applied to the interim income statement line items were perfunctory and contained no meaningful analysis of variances in account balances from one period to another.

51.            For example, in one review, Johnson notes that an increase in revenue was due to “increased outputs.” In another review, Johnson notes that an income statement line item, “Contract Labor”, decreased because of “less contract labor.”

52.            In many instances, material variances were not investigated. Further, the analytical procedures pertaining to the income statement accounts did not contain comparisons of the current interim financial information to the immediately preceding interim period. Because this comparison was not completed, Johnson did not identify that Primco’s revenue for the three month period ended March 30, 2014 and June 30, 2014 did not equal the revenue for the six months ended June 30, 2014. This error is contained in Primco’s June 30, 2014 Form 10-Q. Finally, in each quarterly review, Johnson failed to obtain evidence that the interim financial information agreed or reconciled with the accounting records.

7. Failure to Apply Procedures to Required Supplementary Information

53.            Accounting Standards Codification No. 932, Extractive Activities – Oil and Gas (formerly FASB Statement No. 69, Disclosures About Oil and Gas Producing Activities), requires publicly traded entities that have significant oil and gas producing activities to include, with complete sets of annual financial statements, supplementary disclosures of proved oil and gas reserve quantities, changes in reserve quantities, a standardized measure of discounted future net cash flows relating to reserve quantities, and changes in the standardized measure.

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54.            Required supplementary information differs from other types of information outside the basic financial statements because the FASB considers the information an essential part of the financial reporting of certain entities and because authoritative guidelines for the measurement and presentation of the information have been established. Accordingly, the auditor should apply certain limited procedures to required supplementary information and should report deficiencies in, or the omission of, such information. AU § 558.06, Required Supplementary Information.

55.            Johnson violated AU § 558 by failing to apply certain limited procedures to required supplementary information with respect to his audits of the December 31, 2012 and 2013 year-end financial statements of Puissant. Johnson failed to undertake any procedures with respect to the “Supplemental Disclosures about Oil and Gas Producing Activities” contained in Puissant’s Form 10-K. Johnson claimed to have reviewed a report from the engineer hired by Puissant to help prepare the supplemental disclosures. However, this report was not in the work papers and no other evidence exists suggesting Johnson reviewed the report. Among other things, Johnson should have inquired whether the person who estimated the issuer’s reserve information had appropriate qualifications and make certain other comparisons and inquiries related to information contained in the supplemental disclosures. Further, Johnson’s work papers did not include a copy of the engineer’s report and there is no evidence that Johnson reviewed this report.

56.            Based on the foregoing, Johnson did not meet the standards required of an audit by AU § 558, Required Supplementary Information.

8. Subsequent Events

57.            An independent auditor's report ordinarily is issued in connection with historical financial statements that purport to present financial position at a stated date and results of operations and cash flows for a period ended on that date. However, events or transactions sometimes occur subsequent to the balance-sheet date, but prior to the issuance of the financial statements, which have a material effect on the financial statements and therefore require adjustment or disclosure in the statements. These occurrences hereinafter are referred to as "subsequent events." AU § 560.01, Subsequent Events. Subsequent events require consideration by management and evaluation by the independent auditor. AU § 560.02, Subsequent Events. The independent auditor should perform other auditing procedures with respect to the period after the balance sheet date for the purpose of ascertaining the occurrence of subsequent events that may require adjustment or disclosure essential to a fair presentation of the financial statements in conformity with generally accepted accounting principles. AU § 560.12, Subsequent Events.

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58.            In connection with the Valley High 2013 audit, Johnson became aware before his audit report was released, that a balance sheet entry for “Note receivable” in the amount of $75,000 was uncollectible as of the date of the balance sheet. Valley High’s 2013 Form 10-K was filed with the Commission on April 15, 2014. Johnson’s work paper concerning the note receivable was dated March 31, 2014 and indicated that the “Client recorded a receivable for a payment for services not performed. Pursued matter. Amount written-off in Q1 2014. Passed adjust since not material to overall presentation in financial statements.” The $75,000 note, however, was material. It was only one of two assets on the company’s balance sheet and more than the $1,530 materiality threshold amount Johnson calculated for this audit. The note receivable, thus, should not have been recorded on Valley High’s December 31, 2013 balance sheet or, at a minimum, the non-collectability of the note should have been disclosed.16

59. Accordingly, Johnson violated AU § 560.02 and § 560.12 by failing to properly evaluate the subsequent events to determine whether Valley High should adjust or disclose a non-collectible receivable on its December 31, 2013 balance sheet.

9. Lack of Due Professional Care

60. Due professional care is to be exercised in the planning and performance of the audit and the preparation of the report. AU § 230.01, Due Professional Care in the Performance of Work. This standard requires the independent auditor to plan and perform his or her work with due professional care. Due professional care imposes a responsibility upon each professional within an independent auditor's organization to observe the standards of field work and reporting. AU § 230.02. The matter of due professional care concerns what the independent auditor does and how well he or she does it. AU § 230.04. An auditor should possess "the degree of skill commonly possessed" by other auditors and should exercise it with "reasonable care and diligence" (that is, with due professional care). AU § 230.05.

61. Johnson violated AU § 230.01 as evidenced by his repeated audit deficiencies such as his failure to obtain engagement quality reviews, properly plan audits, obtain sufficient appropriate audit evidence, and maintain audit documentation.

10. Failure to Issue Accurate Audit Reports

62. PCAOB standards require that the auditor’s standard report state that the financial statements present fairly, in all material respects, an entity’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. This conclusion may be expressed only when the auditor has formed such an opinion on the basis of an audit performed in accordance with PCAOB standards. AU § 508.07, Report on Audited Financial Statements.

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16 Subsequent events affecting the realization of assets such as receivables and inventories or the settlement of estimated liabilities ordinarily will require adjustment of the financial statements (see paragraph .03) because such events typically represent the culmination of conditions that existed over a relatively long period of time. AU § 560.07, Subsequent Events.

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63. Regulation S-X, 17 CFR § 210 et seq., prescribes the qualifications of accountants and the contents of the accountants’ reports that must be submitted with corporate financial statements. This regulation defines “audit,” when used in regard to financial statements, to mean an examination of the financial statements by an independent accountant in accordance with generally accepted auditing standards (“GAAS”), as may be modified or supplemented by the Commission, for the purpose of expressing an opinion thereon.17 17 CFR § 210.1-02(d). “[R]eferences in Commission rules and staff guidance and in the federal securities laws to GAAS or to specific standards under GAAS, as they relate to issuers, should be understood to mean the standards of the PCAOB plus any applicable rules of the Commission.” (See SEC Release No. 34-49708 (May 14, 2004)). Thus, an auditor violates Regulation S-X Rule 2-02(b)(1) if it issues a report stating that it had conducted its audit in accordance with PCAOB standards when it had not. See Andrew Sims, CPA, Rel. No.34-59584, AAER No. 2950 (Mar. 17, 2009) (settled action). Johnson failed to comply with PCAOB standards in every audit engagement examined by the staff.

64. The culmination of Johnson’s numerous audit deficiencies rendered any representations that the audits were conducted in accordance with the PCAOB standards materially false and misleading because the audits were grossly out of compliance. Johnson made such representations in each of his audit reports for the Eight Issuers, falsely stating that his audits of the issuers’ financial statements were conducted in accordance with the standards of the PCAOB.

E. VIOLATIONS

1.	Johnson’s Deficient Audits Amounted to Securities Fraud and Violations of Rule 2-02 of Regulation S-X

65.            An auditor violates Section 10(b) and Rule 10b-5 thereunder by preparing or certifying a false audit report that he knew would be included in a Form 10-K. McGann v. Ernst & Young, 102 F.3d 390, 397 (9th Cir. 1996). Johnson violated the antifraud provisions by issuing audit reports that falsely stated that his audit were conducted in accordance with PCAOB standards. In fact, Johnson’s auditing practices were so deficient that the audits amounted to no audits at all. See, e.g., SEC v. Moore, Lit. Rel. No. 21189A (Aug. 27, 2009) (auditor consented to an injunction against future violations of Exchange Act Section 10(b) and Rule 10b-5 thereunder for failure to comply with PCAOB standards where his audits were assisted by high school graduates hired with little or no education or experience in accounting or auditing); Norman Stumacher, CPA, Rel. No. 34-58624 (Sept. 23, 2008) (auditor violated Exchange Act Section 10(b) and Rule 10b-5 thereunder when he falsely claimed his audits were conducted in accordance with GAAS, GAAP, and professional standards); SEC v. Midgley, Case No. 2:96-cv-00783 (D. Utah, March 3, 1997) (permanent injunction issued against auditor for violations of Exchange Act Section 10(b) and Rule 10b-5 thereunder where he committed gross violations of GAAS).

66.            In Janus Capital Group, Inc. v. First Derivative Traders, 131 S.Ct. 2296 (2011), the Supreme Court held that persons “with ultimate authority over the statement, including its content and whether and how to communicate it,” may be held primarily liable for “making” a misleading statement under Section 10(b) and Rule 10b-5(b) Id. at 2302. Accordingly, primary liability under Rule 10b-5(b) attaches to a person with “ultimate authority” over the fraudulent statements.

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17 These standards include the auditing standards adopted by the PCAOB following passage of the Sarbanes-Oxley Act of 2002.

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67.            Johnson had ultimate authority over the audit opinions issued in his name, or in the firm’s name. Johnson is the only person in his firm with the authority to sign the firm’s audit reports or consent to its inclusion in public filings. Accordingly, under Janus, Johnson is the “maker” of the statements in the Johnson firm’s audit reports. Thus, Johnson willfully violated Section 10(b) of the Exchange Act and Rule 10b-5(b) thereunder, as the knowing “maker” of the materially false or misleading audit reports included in the Form 10-K filings of six of his audit clients.

68.            Rule 2-02(b)(1) of Regulation S-X requires an accountant’s reports to state “whether the audit was made in accordance with generally accepted auditing standards.” “[R]eferences in Commission rules and staff guidance and in the federal securities laws to GAAS or to specific standards under GAAS, as they relate to issuers, should be understood to mean the standards of the PCAOB plus any applicable rules of the Commission.” (See SEC Release No. 34-49708 (May 14, 2004)). Thus, Johnson also willfully violated Regulation S-X Rule 202(b)(1) when he issued his audit reports stating that he had conducted his audits in accordance with PCAOB standards, when he had not. See In re Andrew Sims, CPA, Rel. No. 34-59584, AAER No. 2950 (Mar. 17, 2009) (settled action).

69.            Johnson’s audit reports provided public investors with the false impression that Johnson’s audits of the financial statements included in Form 10-K filings of six issuer clients (Boreal, Monster, Primco, Puissant, UMED, and Valley High) were in accordance with PCAOB standards and applicable rules of the Commission and, thus, reliable. For instance, an investor examining Valley High’s December 31, 2013 financial statements, in the their Form 10-K filed with the Commission on April 15, 2014, might take comfort in Valley High’s $75,000 note receivable as an asset that may ultimately provide some liquidity to a company that has no cash on its balance sheet.

70.            An accounting firm acts "in connection with" securities trading when it produces an audit report that it knows its client will include in a Form 10-K. McGann v. Ernst & Young, Id. at 397. At the time Valley High filed its Form 10-K, Valley High’s common stock was trading on OTC Link. Accordingly, its audited financial statements, which investors rely on, and Johnson’s materially false certifications thereof, constituted material misstatements in connection with the purchase or sale of Valley High securities trading on OTC Link.

71.            In addition, Johnson’s materially false audit reports on the financial statements of Boreal Water, Monster, Primco, Puissant and UMED were in connection with the purchase and sale of securities of these issuers. Each of these issuers had equity securities trading on OTC Link or OTC BB at the time the issuers’ respective Forms 10-K were publicly filed. Accordingly, Johnson willfully violated Section 10(b) of the Exchange Act, Rule 10b-5(b) thereunder, and Rule 2-02(b)(1) of Regulation S-X.

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72.            The Commission has charged auditors with violation of Section 17(a) of the Securities Act where the conduct of an audit was so deficient that it would be knowing or reckless to assert that the audit was performed in accordance with GAAS. See, e.g., SEC v. Friehling, Lit. Rel. No. 20959 (Mar. 18, 2009) (charged with violation of antifraud provisions, including Securities Act 17(a), for among other things, falsely stating in annual audit reports that he audited Bernard L. Madoff Investment Securities LLC’s financial statements in conformity with GAAS when, in fact, he performed no meaningful audits); SEC v. Savvides & Partners/PKF Cyprus, et al., Lit. Rel. No. 19622 (Mar. 22, 2006) (auditor failed to conduct basic audit procedures or maintain audit work papers). Further, the Commission has taken the broader view that the three subdivisions of Section 17(a) and Rule 10b-5 should be considered mutually supportive, rather than mutually exclusive. See In re John P. Flannery, 2014 WL 7145625 *12 & n.52, Rel. No. 3981 (Dec. 15, 2014) (Commission Opinion) (holding that primary liability under Rules 10b-5(a) and (c) and Section 17(a)(1) encompasses all “scienter-based, misstatement-related misconduct”). Establishing violations of Section 17(a)(1) of the Securities Act, and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, requires proof of scienter. The scienter of an officer acting on its behalf may be imputed to a corporation. See, e.g., SEC v. Manor Nursing Ctrs., Inc., 458 F.2d 1082, 1096-97 nn.16-18 (2d Cir. 1972).

73.            Johnson knowingly consented to the inclusion of his audit reports in Form S-1 registration statements of ADM and Legendary, filed pursuant to the Securities Act. Registration statements constitute offering documents disclosing material information, including financial information, concerning an offering of securities. Filed registration statements, even prior to effectiveness, are offering documents and may be used to “offer to sell” or “offer to buy” securities. Securities Act Section 5(c). Johnson’s audit reports in ADM and Legendary Form S-1 registration statements were in an offer to sell securities. Johnson’s audit reports were materially false, stating that the financial statements were audited in accordance with PCAOB standards, when they were not. Such false statements, knowingly made, in an offering of securities constitute a device, artifice or scheme to defraud, in violation of Section 17(a)(1). Accordingly, Johnson willfully violated Section 17(a)(1) of the Securities Act.

2.	Johnson Willfully Aided and Abetted and Caused Violations of Exchange Act Section 13(a) and Rule 13a-1

74.            In administrative proceedings, the Commission may impose sanctions upon any person that is, was, or would be a cause of a violation, due to an act or omission the person knew or should have known would contribute to such violation. In order to establish that a person caused a violation, the Commission has specifically ruled that a showing of negligence will suffice. KPMG Peat Marwick LLP, 289 F.3d 109 (D.C. Cir. 2002) (negligence is sufficient to establish ‘causing’ liability under Exchange Act 21C” where the underlying violation is non-scienter based); see also Rita L. Schwartz, Exch. Act Rel. No. 42684, 2000 SEC LEXIS 737 (Apr. 13, 2000) (settled case) (“the Commission must prove that the person knew or should have known that such person’s inaction would contribute to the violation”). For willful aiding and abetting or causing liability, “”[a] finding of willfulness does not require an intent to violate, but merely an intent to do the act which constitutes a violation.” In the Matter of Anthony Fields CPA, Initial Decision Release No. 474, 2012 WL 6042354, at *8 (Dec. 5, 2012).

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75.            An issuer violates Section 13(a) of the Exchange Act, and Exchange Act Rule 13a-1, when such issuer of registered securities files with the Commission factually inaccurate annual reports. SEC v. IMC International,Inc., 384 F.Supp. 889, 893 (N.D. Texas), aff’d mem., 505 F.2d 733 (5th Cir 1974), cert. denied sub nom. An issuer violates these provisions if its filings contains materially false or misleading information. SEC v. Falstaff Brewing Corp., 629 F.2d 62, 72 (D.C. Cir. 1980). Scienter is not required for a violation of Section 13(a). SEC v. McNulty, 137 F.3d 732, 741 (2d Cir. 1998).

76.            By not conducting his audits of the financial statements of the six aforementioned issuers in accordance with the PCAOB standards, Johnson willfully aided and abetted and caused those issuers to file annual reports with misleading financial statements, in violation of Section 13(a) and Rule 13a-1, in violation of Section 13(a) and Rule 13a-1.

4.	Johnson Engaged in Improper Professional Conduct and May Be Barred From Practicing or Appearing Before the Commission

77. Johnson’s, numerous and repeated violations of auditing standards and his issuances of audit reports that falsely stated that he conducted his audits in accordance with the standards of PCAOB, when he had not, constituted “improper professional conduct” within the meaning of Exchange Act Section 4C(a)(2) and Rule 102(e)(1)(ii) of the Commission’s Rules of Practice (“CRP”). Further, in Johnson willfully violating Securities Act Section 17(a) and Exchange Act Section 10(b) and Rule 10b-5(b) thereunder, he also engaged in conduct that falls within the meaning of Exchange Act Section 4C(a)(3) and CRP Rule 102(e)(1)(iii). Exchange Act Section 4C(a) and CRP Rule 102(e)(1) authorize the Commission to institute administrative proceedings to determine whether a person has engaged in “improper professional conduct” or has willfully violated, or willfully aided and abetted and caused violations of, any provisions of the securities laws and rules issued thereunder, and censure or temporarily or permanently deny that person of the privilege of appearing or practicing before the Commission.

78. With respect to persons licensed to practice as accountants, “improper professional conduct” includes, “intentional or knowing conduct, including reckless conduct that results in a violation of applicable professional standards.” CRP Rule 102(e)(1)(iv)(A). In addition, under CRP Rule 102(e)(1)(iv)(B), negligent conduct can constitute “improper professional conduct” where the negligence involves:

(1)	a single instance of highly unreasonable conduct that results in a violation of applicable professional standards in circumstances in which an accountant knows, or should know, that heightened scrutiny is warranted; or

(2)	repeated instances of unreasonable conduct, each resulting in a violation of applicable professional standards, that indicate a lack of competence to practice before the Commission.

79. “Unreasonable conduct” as used in CRP Rule 102(e)(1)(iv)(B), means ordinary negligence. See In re Dohan & Co. CPA, et al., Int. Dec. Rel. No. 420, at p. 16 (June 27, 2011).

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80.            “The Commission defines recklessness under Rule 102(e) to be the same as recklessness under the antifraud provisions.... Thus, recklessness is ‘an extreme departure from the standards of ordinary care, . . . which presents a danger of misleading buyers or sellers that is either known to the [actor] or is so obvious that the actor must have been aware of it.” Amendment to Rule 102(e) of the Commission’s Rules of Practice, 63 Fed. Reg. 57164, 57167 (Oct. 26, 1998). It is “a lesser form of intent,” “not merely a heightened form of ordinary negligence.” Id. (internal citations and quotations omitted).

81.            Johnson’s false representations in his audit reports that he had conducted the audits in accordance with PCAOB standards, when he had not, constituted extreme departure from the standards of ordinary care and presented a danger of misleading the public about the fair presentation, in all material respects, of the financial statements he had audited. Johnson failed to engage in any meaningful audit procedures and violated numerous auditing standards in his audits of the financial statements of the Eight Issuers. His audits were so deficient that they amounted to no audits at all. Accordingly, Johnson engaged in reckless “improper professional conduct” as an accountant within the meaning of CRP Rule 102(e)(1)(iv)(A).

82.            Johnson failed to perform any audit procedures on the valuation of “derivative liabilities” in the financial statements of Monster, Primco and Valley High. Johnson failed to obtain sufficient evidence that the “tea bushes” recorded as a $750,000 asset in UMED’s financial statements, actually existed. These are but a few examples of Johnson’s numerous violations of auditing standards through negligence, if not willful or reckless disregard of the standards. The repeated instances of negligent conduct resulting in violations of auditing standards constitute “improper professional conduct” within the meaning of CRP Rule 102(e)(iv)(B) and shows Johnson’s lack of competence to practice before the Commission as an accountant.

83.            Willful violations of Exchange Act Section 10(b) and Rule 10b-5(b) thereunder, Securities Act Section 17(a)(1) and Rule 2-02(b)(1) of Regulation S-X constitute conduct within the meaning of Exchange Act Section 4C(a)(3) and Rule 102(e)(1)(iii).

84.            Based on the foregoing, the Commission finds that Johnson willfully violated Section 10(b) of the Exchange Act, Rule 10b-5(b) thereunder, Section 17(a)(1) of the Securities Act, and Regulation S-X Rule 2-02(b)(1).

85.            Based on the foregoing, the Commission finds that Johnson willfully aided and abetted and caused violations of Section 13(a) of the Exchange Act, Rule 13a-1 thereunder.

86.            Based on the foregoing, the Commission finds that Johnson engaged in improper professional conduct pursuant to Section 4C(a)(2) of the Exchange Act and Rule 102(e)(1)(ii) of the Commission’s Rules of Practice and conduct within the meaning of Exchange Act Section 4C(a)(3) and Rule 102(e)(1)(iii) of the Commission’s Rules of Practice.

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IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent Johnson’s Offer.

Accordingly, it is hereby ORDERED that:

A.            Respondent Johnson shall cease-and-desist from committing or causing any violation and any future violations of Sections 10(b) and 13(a) of the Exchange Act, Rules 10b-5(b) and 13a-1 promulgated thereunder; Section 17(a)(1) of the Securities Act; and Regulation S-X Rule 2-02(b)(1).

B.            Respondent Johnson is denied the privilege of appearing or practicing before the Commission as an accountant.

C.            Respondent Johnson shall pay disgorgement of $96,000, plus prejudgment interest thereon of $3,662.

D.            Respondent Johnson shall pay a civil money penalty of $50,000.

E.             Respondent Johnson shall make the following payments required by Sections IV.C and IV.D, above, to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury in accordance with Exchange Act Section 21F(g)(3), as follows:

1.   $20,000 on the day of entry of this Order;

2.   $64,831 within 180 days of entry of this Order;

3.   $64,831, within 360 days of entry of this Order.

If any payment is not made by the date the payment is required by this Order, the entire outstanding balance of disgorgement, prejudgment interest, and civil penalties, plus any additional interest accrued pursuant to SEC Rule of Practice 600 or pursuant to 31 U.S.C. 3717, shall be due and payable immediately, without further application. Payments must be made in one of the following ways:

(1)	Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)	Respondent may make direct payment from a bank account via Pay.gov through the Commission website at http://www.sec.gov/about/offices/ofm.htm; or

(3)	Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

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Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

F.               Payments by check or money order must be accompanied by a cover letter identifying Terry L. Johnson as a Respondent in these proceedings, and the file number of these proceedings. A copy of the cover letter and check or money order must be simultaneously sent to Gerald W. Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., N.E., Washington, DC 20549.

G.              Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondent agrees that in any Related Investor Action, he shall not argue that he is entitled to, nor shall he benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondent’s payment of a civil penalty in this action ("Penalty Offset"). If the court in any Related Investor Action grants such a Penalty Offset, Respondent agrees that he shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission's counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a "Related Investor Action" means a private damages action brought against Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

H.              It is further Ordered that, solely for purposes of exceptions to discharge set forth in Section 523 of the Bankruptcy Code, 11 U.S.C. §523, the findings in this Order are true and admitted by Respondent, and further, any debt for disgorgement, prejudgment interest, civil penalty or other amounts due by Respondent under this Order or any other judgment, order, consent order, decree or settlement agreement entered in connection with this proceeding, is a debt for the violation by Respondent of the federal securities laws or any regulation or order issued under such laws, as set forth in Section 523(a)(19) of the Bankruptcy Code, 11 U.S.C. §523(a)(19).

By the Commission.

Brent J. Fields
Secretary

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